Exhibit 10.1

STOCKHOLDERS’ AGREEMENT
OF
HCA HOLDINGS, INC.
Dated as of March 9, 2011

i

STOCKHOLDERS’ AGREEMENT
OF
HCA HOLDINGS, INC.
          This STOCKHOLDERS’ AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”), dated as of March 9, 2011, is entered into by and among HCA Holdings, Inc. (the “Company”), a Delaware corporation, Hercules Holding II, LLC, a Delaware limited liability company (“Parent”) and the other signatories hereto (each, an “Investor”).
R E C I T A L S:
          WHEREAS, as of the date of this Agreement, the Investor Groups (as defined below), indirectly through Parent, own greater than a majority of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company;
          WHEREAS, in connection with such ownership the Investor Groups and other members have entered into the Amended and Restated Limited Liability Company Agreement of Parent, dated as of November 17, 2006, as amended, modified or supplemented from time to time (the “LLC Agreement”), setting forth certain rights of the Investor Groups related to corporate governance and other matters of Parent and the Company;
          WHEREAS, the Company is currently contemplating an underwritten initial public offering (the “IPO”) of shares of its Common Stock; and
          WHEREAS, with respect to the Company on and following the date of completion of the IPO (the “Closing Date”), the parties hereto now wish to provide for certain corporate governance matters.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.1. Definitions. Capitalized terms used herein shall have the following meanings:
     “Affiliate” shall mean, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act.

     “Agreement” shall have the meaning set forth in the Preamble.
     “Bain Group” shall mean Bain Capital Integral Investors 2006, LLC, BCIP TCV, LLC and Bain Capital Hercules Investors, LLC and their Permitted Transferees, in each case that from time to time directly or indirectly hold any interest in the Company.
     “BAML Group” shall mean ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML HCA Co-Invest, L.P. and their respective Permitted Transferees, in each case, that from time to time hold any interest in the Company.
     “beneficially own” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
     “Board” shall mean the board of directors of the Company.
     “Closing Date” shall have the meaning set forth in the Recitals.
     “Common Stock” shall have the meaning set forth in the Recitals.
     “Company” shall have the meaning set forth in the Preamble.
     “Controlled Company” means a company that is a “controlled company” within the meaning of such term under the New York Stock Exchange rules or the rules of such other securities exchange on which shares of Common Stock are then listed.
     “Director” shall have the meaning set forth in Section 2.1(a).
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
     “Frist Group” shall mean any of the individuals or entities identified in Exhibit A to the LLC Agreement, the Frist Foundation, the Frist Center for the Visual Arts, the Ensworth School and their respective Permitted Transferees that from time to time directly or indirectly hold any interest in the Company.
     “Group” shall mean “group”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
     “Independent Director” shall mean an individual that is independent within the meaning of “independent director” under the New York Stock Exchange rules or the rules of such other securities exchange on which shares of Common Stock are then listed.
     “Investor” shall have the meaning set forth in the Preamble.
     “Investor Group” shall mean any Sponsor Group or the Frist Group.
     “IPO” shall have the meaning set forth in the Recitals.

     “KKR Group” shall mean KKR Millennium Fund L.P., KKR PEI Investments, L.P., KKR 2006 Fund L.P., KKR Partners III, L.P., OPERF Co-Investment LLC, 8 North America Investor L.P. and their respective Permitted Transferees, in each case, that from time to time directly or indirectly hold any interest in the Company.
     “LLC Agreement” shall have the meaning set forth in the Recitals.
     “Parent” shall have the meaning set forth in the Preamble.
     “pecuniary interest” shall have the meaning ascribed to such term in Rule 16a-1 under the Exchange Act.
     “Permitted Transferee” shall have the meaning set forth in the LLC Agreement.
     “Person” shall mean any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.
     “Requisite Consent” shall mean the consent of the Investor Groups having a pecuniary interest over a majority of the shares of Common Stock over which the Investor Groups then have a pecuniary interest, including at all times for so long as there are at least two Sponsor Groups that each have a pecuniary interest in at least 20% of the shares of Common Stock over which such Sponsor Group has a pecuniary interest as of the date of this Agreement, the consent of at least two of the Sponsor Groups and at any time as there is only one Sponsor Group that has a pecuniary interest in at least 20% of the shares of Common Stock over which such Sponsor Group has a pecuniary interest as of the date of this Agreement, the consent of such Sponsor Group.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
     “Sponsor Group” shall mean, as applicable, (i) the Bain Group, (ii) the KKR Group and (iii) the BAML Group.
          SECTION 1.2. Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any percentage set forth herein shall be deemed to be automatically adjusted without any action on the part of any party hereto to take into account any stock split, stock dividend or similar transaction occurring after the date of this Agreement so that the rights provided to the Investors shall continue to apply to the same extent such rights would have applied absent such stock split, stock dividend or similar transaction.

ARTICLE II
CORPORATE GOVERNANCE
          SECTION 2.1. Board of Directors.
          (a) Effective as of the Closing Date, the Board shall be comprised of fifteen members (each, a “Director”), of whom (i) three (3) shall be designees of the Bain Group, (ii) three (3) shall be designees of the KKR Group, (iii) three (3) shall be designees of the BAML Group, (iv) two (2) shall be designees of the Frist Group, (v) one (1) shall be the Chief Executive Officer of the Company, (vi) one (1) shall be the Chief Financial Officer of the Company and (vii) two (2) shall be Independent Directors; provided that within one year of the Closing Date, the Board shall be expanded to add an additional Independent Director and each Investor Group shall take all action reasonably necessary to increase the size of board to add such additional Independent Director.
          (b) Following the Closing Date and until such time as the Company ceases to be a Controlled Company, (i) each Sponsor Group shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board, three (3) Directors and (ii) the Frist Group shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board two (2) Directors. In the event that any Investor Group has nominated less than the total number of designees that such Investor Group shall be entitled to nominate pursuant to this Section 2.1(b) or Section 2.1(c), then such Investor Group shall have the right, at any time, to nominate such additional designee(s) to which it is entitled, in which case, the Directors shall take all necessary corporate action to (x) increase the size of the Board as required to enable such Investor Group to so nominate such additional designees and (y) designate such additional designees nominated by such Investor Group to fill such newly created vacancies.
          (c) Following such time that the Company ceases to be a Controlled Company, (i) each Sponsor Group shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board, three (3) Directors; provided that at such time as a Sponsor Group ceases to have a pecuniary interest in at least 10% of the outstanding shares of Common Stock, such Sponsor Group shall only have the right (but not the obligation) pursuant to this Agreement to nominate to the Board one (1) Director; provided further that a Sponsor Group shall cease to have the right to nominate any Directors to the Board pursuant to this Agreement at such time as such Sponsor Group ceases to have a pecuniary interest in at least 3% of the outstanding shares of Common Stock and (ii) the Frist Group shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board two (2) Directors; provided that the Frist Group shall cease to have the right to nominate any Directors to the Board pursuant to this Agreement at such time as the Frist Group ceases to have a pecuniary interest in at least 3% of the outstanding shares of Common Stock. For so long as any Investor Group has the right to nominate a Director to the Board pursuant to the preceding sentence, the Board shall not have a number of Independent Directors that is greater than the minimum number necessary to comply with applicable law, rule, regulation or listing standards (calculated by assuming that each Investor Group that then has a right to nominate Director(s) to the Board has exercised such right) unless the Investor Groups then entitled to nominate one or more Director(s) (acting based on the Requisite Consent of such Investor Groups) have consented to a greater number of Independent Directors.
          (d) In the event that a party hereto ceases to have the right to designate a person to serve as a Director pursuant to this Section 2.1, such party’s designee to the Board shall resign immediately or such party shall take all action necessary to remove such designee.
          (e) Any Director designated by an Investor Group pursuant to Section 2.1 may be removed (with or without cause) from time to time and at any time by the applicable Investor Group upon notice to the Company, and may otherwise only be removed for cause. Any replacement nominee may only be nominated by the Investor Group who nominated the Director so removed.
          (f) In the event that a vacancy is created at any time by the death, disability, retirement or resignation of any Director designated by an Investor Group pursuant to this Section 2.1, the remaining Directors and the Company shall cause the vacancy created thereby to be filled by a new designee of the Investor Group who designated such Director as soon as possible, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.
          (g) The Company agrees to include in the slate of nominees recommended by the Board the persons designated pursuant to this Section 2.1 and to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as Directors as provided herein.
          SECTION 2.2. Committees.
          (a) Until such time as the Company ceases to be a Controlled Company, (i) each Investor Group shall have the right (but not the obligation) to designate one member of each committee of the Board except to the extent that a designee of the Investor Group is not permitted to serve on a committee under applicable law, rule, regulation or listing standards and (ii) any additional members of any committee shall be determined by the Board.
          (b) Following such time as the Company ceases to be a Controlled Company, the composition of each committee of the Board shall be determined by the Board, subject to compliance with applicable law, rule, regulation or listing standards; provided that if the Board shall delegate substantially all of its responsibility or authority to any committee then each Investor Group shall have the right, but not the obligation, to designate one member to such committee of the Board for so long as such Investor Group as the right to nominate a Director pursuant to Section 2.1.
          SECTION 2.3. Consent Rights. For so long as Parent and/or the Investor Groups beneficially own 35% or more of the then outstanding shares of Common Stock, the following actions shall require the Requisite Consent, in addition to the Board’s approval (or the approval of the requisite governing body of any subsidiary of the Company):

          (a) the Company entering into any merger, consolidation, recapitalization, liquidation, or sale of the Company or all or substantially all of the assets of the Company or consummation of a similar transaction involving the Company (other than a merger, consolidation or similar transaction between or among the Company and one or more direct or indirect wholly-owned subsidiaries of the Company which transaction would not adversely impact the rights of any Investor) or entering into any agreement providing therefor;
          (b) voluntarily initiating any liquidation, dissolution or winding up of the Company or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or any of its subsidiaries; or
          (c) the Company or its subsidiaries commencing or entering into, or agreeing or otherwise committing to enter into, any business or operations other than those businesses and operations of the same or similar nature to those which are being conducted by the Company or its subsidiaries as of the date of this Agreement.
          SECTION 2.4. VCOC Rights. The Company shall take any actions reasonably requested by Parent in order for Parent to comply with its obligations under Section 7.7 (VCOC Members; Information Rights) and Section 9.9 (VCOC Distributions) of the LLC Agreement.
ARTICLE III
GENERAL PROVISIONS
          SECTION 3.1. Notices All notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, faxed and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)	if to the Company:

HCA Holdings, Inc.

One Park Plaza
Nashville, TN 37203
Attention: John M. Franck II
Fax: (615) 344-1600

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Joseph Kaufman
Fax: (212) 455-2502

(ii)	if to Parent:

c/o

Bain Capital Integral Investors 2006, LLC
c/o Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention: Chris Gordon
Fax: (617) 516-2010

c/o:

Dr. Thomas F. Frist, Jr.
3100 West End Ave., Suite 500
Nashville, TN 37203
Fax: (615) 385-9101

c/o:

KKR Millennium Fund, L.P.
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention: James C. Momtazee
Fax: (650) 233-6584

c/o:

ML Global Private Equity Fund, L.P.
c/o BAML Capital Partners
Four World Financial Center, Floor 23
New York, NY 10080
Attention: Christopher Birosak
Fax: (212) 449-1119

(iii)	if to the Bain Group:

c/o:

Bain Capital Integral Investors 2006, LLC
c/o Bain Capital Partners, LLC
111 Huntington Avenue
Boston, MA 02199
Attention: Chris Gordon
Fax: (617) 516-2010

(iv)	if to Frisco Inc.:

Dr. Thomas F. Frist, Jr.
3100 West End Ave., Suite 500
Nashville, TN 37203
Fax: (615) 385-9101

(v)	if to the KKR Group:

KKR Millennium Fund, L.P.
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention: James C. Momtazee
Fax: (650) 233-6584

(vi)	if to the BAML Group:

ML Global Private Equity Fund, L.P.
c/o BAML Capital Partners
Four World Financial Center, Floor 23
New York, NY 10080
Attention: Christopher Birosak
Fax: (212) 449-1119
          Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by fax, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) business days after the date of deposit in the United States mail.
          (b) Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          SECTION 3.2. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company, Parent and Investors representing the Requisite Consent; provided however that any amendment of this Agreement that would subject any Investor to materially adverse differential treatment relative to the other Investors shall require the agreement of the differentially treated Investor. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.
          SECTION 3.3. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. The Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, Parent or any Investor being deprived of the rights contemplated by this Agreement.
          SECTION 3.4. Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors, Permitted Transferees and permitted assigns. Except in connection with a transfer made to a Permitted Transferee in accordance with the terms of the LLC Agreement, this Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void.
          SECTION 3.5. Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto. Any rights provided to the Frist Group hereunder may only be exercised by Frisco Inc. or its successor or permitted assigns.
          SECTION 3.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
          SECTION 3.7. Jurisdiction. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the non-exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 3.1. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          SECTION 3.8. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.
          SECTION 3.9. Entire Agreement. This Agreement, together with the LLC Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. Except for the LLC Agreement, there are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement, together with the LLC Agreement, supersedes all other prior agreements and understandings between the parties with respect to such subject matter.
          SECTION 3.10. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.
          SECTION 3.11. No Waiver. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
          SECTION 3.12. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.
          SECTION 3.13. Grant of Consent. Any vote, consent or approval of a Sponsor Group hereunder (including for purposes of determining whether the Requisite Consent has been obtained) shall be deemed to be given with respect to all members of a Sponsor Group if such vote, consent or approval is given by members of such Sponsor Group having a pecuniary interest in a majority of the shares of Common Stock over which all members of such Sponsor Group then have a pecuniary interest. Any vote, consent or approval of the Frist Group (including for purposes of determining whether the Requisite Consent has been obtained) hereunder shall be deemed to be given with respect to all members of the Frist Group if, and only if, such vote, consent or approval is given by Frisco Inc.

          SECTION 3.14. Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).
          SECTION 3.15. Effectiveness This Agreement shall become effective upon the Closing Date.
          SECTION 3.16. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Stockholders’ Agreement to be duly executed as of the date first above written.

HCA HOLDINGS, INC.
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	President and Chief Financial Officer

HERCULES HOLDING II, LLC
By:	/s/ William Janetschek
	Name:	William Janetschek
	Title:	Director

KKR 2006 FUND L.P.

By:	KKR Associates 2006 L.P., its general partner

By:	KKR 2006 GP LLC, its general partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director

KKR MILLENNIUM FUND L.P.

By:	KKR Associates Millennium L.P., its general partner

By:	KKR Millennium GP LLC, its general partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director

KKR PEI INVESTMENTS, L.P.

By:	KKR PEI Associates, L.P., its general partner

By:	KKR PEI GP Limited, its general partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director

KKR PARTNERS III, L.P.

By:	KKR III GP LLC, its general partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director

OPERF CO-INVESTMENT LLC

By:	KKR Associates 2006 L.P., its manager

By:	KKR 2006 GP LLC, its general partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director

8 NORTH AMERICA INVESTOR L.P.

By:	KKR Associates 8 NA L.P., its general partner

By:	KKR 8 NA Limited, its general partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Director

BAIN CAPITAL INTEGRAL INVESTORS 2006, LLC

By:	Bain Capital Investors, LLC, its administrative member

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

BCIP TCV, LLC

By:	Bain Capital Investors, LLC, its administrative member

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

BAIN CAPITAL HERCULES INVESTORS, LLC

By:	Bain Capital Investors, LLC, its administrative member

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Managing Director

MERRILL LYNCH VENTURES L.P. 2001

By:	Merrill Lynch Ventures, LLC, its general partner

By:	/s/ Christopher Birosak
Name: Christopher Birosak
Title: Executive Vice President

ML GLOBAL PRIVATE EQUITY FUND, L.P.

By:	MLGPE LTD, its general partner

By:	/s/ Christopher Birosak
Name: Christopher Birosak
Title: Executive Vice President

ML HCA CO-INVEST, L.P.

By:	ML HCA CO-INVEST LTD., its general partner

By:	/s/ Lisa P. McAlister
Name: Lisa P. McAlister
Title: Director

FRISCO INC.

By:	/s/ Thomas F. Frist, Jr.
Name: Dr. Thomas F. Frist, Jr.
Title: Authorized Person